As filed with the Securities and Exchange Commission on November 25, 2002.

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          HONEYWELL INTERNATIONAL INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                  22-2640650
-----------------------------                   ----------------
 (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)            Identification Number)

                                101 Columbia Road
                                  P.O. Box 4000
                        Morristown, New Jersey 07962-2497
                                 (973) 455-2000
(Address, Including Zip Code, and Telephone Number, of Registrant's Principal
                             Executive Offices)

                   ------------------------------------------

                             THOMAS F. LARKINS, ESQ.
         Vice President, Corporate Secretary and Deputy General Counsel
                          Honeywell International Inc.
                                101 Columbia Road
                     Morris Township, New Jersey 07962-2497
                                 (973) 455-2000
        (Name, Address, Including Zip Code, and Telephone Number of Agent
                                  for Service)

                   ------------------------------------------
                                 WITH A COPY TO:
                            ROBERT M. CHILSTROM, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 4 Times Square
                          New York, New York 10036-6522
                                 (212) 735-3000
                   ------------------------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                                ----------------

                         CALCULATION OF REGISTRATION FEE

                                     Proposed
Title of each class                   maximum      Proposed
      of                             offering       maximum
   securities                          price       aggregate       Amount of
     to be           Amount to be       per         offering     registration
   registered        registered(1)    share(1)      price(1)          fee
   ----------        -------------  -----------  --------------  -------------
  Common Stock,        45,000,000     $24.20     $1,089,000,000   $100,188.00
  par value              shares
  $1.00 per share

(1) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon an assumed price of $24.20, the average of the high and low sales prices of the Common Stock of Honeywell International Inc. on the New York Stock Exchange Composite Tape on November 21, 2002.

         Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of Honeywell common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional common stock.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated November 25, 2002

PROSPECTUS

                                [Honeywell Logo]

                          HONEYWELL INTERNATIONAL INC.
                                101 COLUMBIA ROAD
                          MORRISTOWN, NEW JERSEY 07962
                                 (973) 455-2000

                        45,000,000 SHARES OF COMMON STOCK
                                ($1.00 PAR VALUE)

YOU SHOULD READ THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST

         This prospectus relates to the resale, from time to time, by the Honeywell International Inc. Master Retirement Trust, of up to an aggregate of $45,000,000 shares of common stock, $1.00 par value, of Honeywell International Inc. To improve the funded status of our trust, we contributed $100,000,000 in cash in the quarter ended September 30, 2002. We have been authorized by our Board of Directors to make voluntary contributions of up to an additional $900,000,000 of Honeywell common stock and cash to the trust. We presently anticipate that a substantial portion of any such contributions would consist of Honeywell common stock. With respect to the 45,000,000 shares registered in this registration statement, 42,896,000 of those shares may be contributed by Honeywell to the trust, from time to time, in one or more private transactions, and 2,104,000 of those shares were purchased by the trust in the open market from September 21, 2001 through November 12, 2001. The shares of common stock will be held by the trustee of the trust, The Northern Trust Company and sold upon instructions from an independent, third party investment fiduciary. The investment fiduciary will be chosen by the Retirement Plans Committee of the Honeywell Board of Directors, and appointed by Honeywell, to instruct the trustee. The investment fiduciary will determine the time and manner of sale of the shares. See "Selling Shareholder" and "Plan of Distribution". Honeywell will receive none of the proceeds from the sale of the shares by the trust.

         See "Risk Factors" beginning on page 6 to read about the risks you should consider before buying our common stock.

         The shares may be sold from time through public or private transactions on or off the United States exchanges on which our common stock is traded, and at prevailing market prices or other prices negotiated by the trustee, all as more fully described under "Plan of Distribution".

         Our common stock is listed, and application will be made to list the shares offered hereby, on the New York Stock Exchange, Chicago Stock Exchange, Pacific Exchange and London Stock Exchange.

         You should rely only on the information contained in this prospectus. We have not, and no dealer or salesman has, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and no dealer or salesman is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                    --------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                    --------

                  The date of this prospectus is November 25, 2002.

                              AVAILABLE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. You may also inspect reports, proxy statements and other information about Honeywell at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, NY 10005; the Chicago Stock Exchange, One Financial Place, 440 South LaSalle Street, Chicago, IL 60605; the Pacific Exchange, 115 Sansome Street, San Francisco, CA 94104; and the London Stock Exchange, Old Broad Street, London, EC2N 1HP. The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information filed with the SEC after the date of this prospectus will update and supersede information on file with the SEC as of the date of this prospectus. We incorporate by reference:

----------------------------------------------------------------------------------------------------------------
HONEYWELL'S SEC FILINGS (FILE NO. 1-8974)                            DESCRIPTION, PERIOD OR DATE
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Annual Report on Form 10-K                                           Year ended December 31, 2001
----------------------------------------------------------------------------------------------------------------
Registration Statement on Form 8-B                                   Filed on August 16, 1985, containing a
                                                                     description of our common stock
----------------------------------------------------------------------------------------------------------------
Quarterly Report on 10-Q                                             Quarter ended March 31, 2002
----------------------------------------------------------------------------------------------------------------
Quarterly Report on 10-Q                                             Quarter ended June 30, 2002
----------------------------------------------------------------------------------------------------------------
Quarterly Report on 10-Q                                             Quarter ended September 30, 2002
----------------------------------------------------------------------------------------------------------------
Current Reports on Form 8-K                                          Filed on February 19, March 4, May 14, and
                                                                     August 7, 2002
----------------------------------------------------------------------------------------------------------------
Definitive Proxy Statement on Schedule 14A                           Filed on June 14, 2002
----------------------------------------------------------------------------------------------------------------


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We incorporate by reference additional documents that we may file with the SEC after the date of this prospectus. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         We encourage you to read our periodic and current reports. Not only do we think these items are interesting reading, we think these reports provide additional information about our company which prudent investors find important.

         You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus free of charge by requesting them in writing or by telephone from us at the following address and telephone number:

                          Honeywell International Inc.
                          101 Columbia Road P.O. Box 2245
                          Morris Township, NJ 07962-2245
                          Attention: Corporate Publications
                          Telephone No.: (973) 455-5402

                                  RISK FACTORS

         About 40% of our sales are to aerospace customers. A downturn in the aerospace industry could negatively affect our sales and results of operations.

         We continually monitor the creditworthiness of our customers to which we grant credit terms in the normal course of business. While concentrations of credit risk associated with our trade accounts and notes receivable are considered minimal due to our diverse customer base on a corporate-wide level, approximately 40% of our sales are in the aerospace industry, and approximately 19% of our sales are to commercial aviation customers (aircraft manufacturers and airlines). A downturn in the aviation industry, such as that which occurred after the terrorist attacks on September 11, 2001, has negatively affected our sales and results of operations.

         About 40% of our sales in fiscal year 2001 were outside the United States. Conducting business abroad subjects us to actions of foreign governments. When the U.S. dollar strengthens in relation to the foreign currencies of the countries where we sell our products, our dollar-denominated sales and reported income decrease.

         Approximately 40% of our sales in fiscal year 2001 were derived from sales in non-U.S. markets. We expect sales from non-U.S. markets to continue to represent a significant portion of our total sales. Our non-U.S. operations are subject to risks inherent in conducting business abroad, including:

           o   price and currency exchange controls;

           o   fluctuations in the relative values of currencies;

           o   restrictive governmental actions; and

           o   difficulties in managing a global enterprise.

Changes in the relative values of currencies occur from time to time and may, in some instances, have a significant effect on our results of operations. Our financial statements reflect recalculations of items denominated in non-U.S. currencies to U.S. dollars, our functional currency. While we monitor our exchange rate exposure and attempt to reduce this exposure by hedging through forward contracts, we cannot assure that these risks will not adversely affect our liquidity and results of operations in the future.

         Our operations depend on production facilities throughout the world. Those production facilities are subject to physical and other risks that could disrupt production.

         Our production facilities could be damaged or disrupted by a natural disaster, labor strike, war, political unrest or terrorist activity. Although we have obtained property damage and business interruption insurance, a major catastrophe such as an earthquake or other natural disaster at any of our sites, or significant labor strikes, work stoppages, political unrest, war, or terrorist activities in any of the areas where we conduct operations, could result in a prolonged interruption of business. Any disruption resulting from these events could cause significant delays in shipments of products and the loss of sales and customers. It cannot be assured that insurance proceeds would adequately compensate us for any of these events.

         We engage in a significant number of acquisitions. These transactions require significant resources, and the businesses and technologies we acquire may not yield the results we anticipate.

         We are a company that, from time to time, achieves significant growth through the acquisition of other companies, businesses and/or technologies. In the past several years, we have made various acquisitions and entered into joint venture arrangements intended to complement or expand our business, and are likely to continue to do so in the future. The success of these transactions will depend on our ability to integrate assets and personnel from these transactions and to cooperate with our joint venture partners. We may encounter difficulties in integrating acquired assets with our operations, and in managing joint ventures. Furthermore, we may not realize the benefits we anticipate when we first enter into a transaction. Lastly, the negotiation of potential acquisitions or joint ventures, as well as the integration of an acquired business, product or technology, could require us to incur significant costs, and could cause diversion of management's time and resources. Any of the foregoing could adversely effect our business and results of operations.

         We are subject to litigation that could result in significant expenditures.

         We are subject to a number of lawsuits arising out of the conduct of our business, relating to environmental, commercial, shareowner, asbestos and other matters, some of which involve substantial amounts. We cannot assure that litigation on any such matter would not result in significant expenditures.


                                    HONEYWELL

         Honeywell is a diversified technology and manufacturing company, serving customers worldwide with aerospace products and services, control technologies for buildings, homes and industry, automotive products, specialty chemicals, fibers, plastics and electronic and advanced materials. Honeywell was incorporated in Delaware in 1985. Our principal executive offices are located at 101 Columbia Road, Morristown, New Jersey, and our telephone number is (973) 455-2000.


                                 USE OF PROCEEDS

         The shares being offered hereby are for the account of the trust. Accordingly, we will not receive any proceeds from the sale of the shares offered hereby.

                             THE SELLING SHAREHOLDER

         This prospectus covers the resale of shares of our common stock, 42,896,000 shares of which may be contributed to the Honeywell International Inc. Master Retirement Trust, from time to time and 2,104,000 shares of which were purchased by the trust in the open market from September 21, 2001 through November 12, 2001. To improve the funded status of our trust, we contributed $100,000,000 in cash in the quarter ended September 30, 2002. We have been authorized by our Board of Directors to make voluntary contributions of up to an additional $900,000,000 of Honeywell common stock and cash to the trust. We presently anticipate that a substantial portion of any such contributions would consist of Honeywell common stock. The trust is a tax-qualified trust which holds the assets for most of our defined benefit pension plans. We make contributions to the trust from time to time in amounts that are not less than the minimum amount required under, or more than the maximum deductible amount permitted by, Section 412 of the Internal Revenue Code.

         The shares are held in the custody of The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675, as the trustee for the trust. Honeywell currently has on-going banking relationships with Northern Trust in the ordinary course of business and expects to continue to have similar relationships in the future. The shares will be held in a separate investment account at Northern Trust. An independent, third party investment fiduciary will be appointed by Honeywell to instruct Northern Trust as to any disposition of the shares. The investment fiduciary will have sole authority to manage the shares, subject to general investment criteria established with Honeywell, and the sole power to vote and to dispose of the shares.

         In addition to the shares offered by this prospectus, as of October 31, 2002, the trust owned 194,700 shares of Honeywell common stock managed externally by various investment advisers. The shares offered by this prospectus and the 194,700 shares managed externally by investment advisers for the trust are the only shares of our common stock owned by the trust.


                              PLAN OF DISTRIBUTION

         The trust may sell all or a portion of the shares offered hereby either
(1) on the markets in which our common stock is traded or (2) through underwriters or in privately negotiated transactions.

         Market sales may be effected from time to time in one or more transactions (which may involve block transactions):

o on any of the U.S. securities exchanges on which our common stock is listed, including the New York Stock Exchange, in transactions that may include special offerings, exchange distributions pursuant to and in accordance with the rules of such exchanges,

o   in the over-the-counter market,

o in transactions otherwise than on such exchanges or in the over-the-counter market or

o   in a combination of any such transactions.

Such transactions may be effected by the trust at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

        The trust may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the trust and may receive commissions from the purchasers of shares for whom they may act as agent.

         In the case of an underwritten offering, a prospectus supplement with respect to an offering of shares will set forth the terms of the offering of the shares, including the name or names of the underwriters, the purchase price and the proceeds to the trust from such sale, any underwriting discounts and other items constituting underwriters' compensation, the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The shares will be acquired by the underwriters for their own account and may be sold from time to time in one or more transactions at a fixed public offering price determined at the time of sale. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase shares will be subject to conditions precedent and the underwriters will be obligated to purchase all the shares if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters may be entitled under agreements entered into with the trustee to indemnification against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof. Underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

                           DESCRIPTION OF COMMON STOCK

GENERAL

As of the date of this prospectus, we are authorized to issue up to 2,000,000,000 shares of common stock. As of December 31, 2001,we had approximately 957.6 million shares of common stock issued (including approximately 142.6 million shares held in treasury) and had reserved approximately 87.3 million shares of common stock for issuance under various employee or director incentive compensation and option plans. American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Shares of our common stock are listed on the New York, Chicago Pacific and London stock exchanges, under the symbol "HON". The following summary is not complete. You should refer to the applicable provision of Honeywell's charter and by-laws and to Delaware corporate law for a complete statement of the terms and rights of our common stock.

DIVIDENDS

Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors, out of funds legally available for their payment, subject to the rights of holders of any preferred stock outstanding.

VOTING RIGHTS

Each holder of common stock is entitled to one vote per share. Subject to any rights of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designations creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.


RIGHTS UPON LIQUIDATION

In the event of Honeywell's voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of any series of outstanding preferred stock have received their liquidation preferences in full.

OTHER RIGHTS

The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. If we merge or consolidate with or into another company and as a result our common stock is converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common stock will be entitled to receive the same kind and amount of consideration per share of common stock.

POSSIBLE ANTI-TAKEOVER PROVISIONS

Honeywell's charter and by-laws provide:

o for a classified board of directors that is divided into three classes as nearly equal in number as is possible, with the term of one class expiring at the annual meeting in each year;

o that the board of directors may establish the number of seats on the board, subject to the right of preferred stockholders to elect directors in certain circumstances and shareowners' rights to set the number of seats upon the vote of holders of 80% of the outstanding shares of common stock;

o that vacancies on the board of directors other than at the annual meeting are filled by a vote of the remaining directors;

o that special meetings of shareowners generally may be called only by the chief executive officer or by a majority of the authorized number of directors;

o that action may be taken by shareowners only at annual or special meetings and not by written consent;

o that advance notice must be given to Honeywell for a shareowner to nominate directors for election at a shareowner meeting;

o that the following actions require approval by holders of 80% of the outstanding shares entitled to vote: the removal for cause of directors at other than the expiration of their terms; and the amendment or repeal of Honeywell's charter and/or by-law provisions relating to the classified board of directors, the number of seats on the board of directors, the filling of board vacancies, removal of directors for cause, calling of special meetings of shareowners, prohibition of shareowner action by written consent and amendment or repeal of provisions requiring an 80% vote of shareowners.

Any of these provisions could delay, deter or prevent a tender offer for or attempted takeover of Honeywell.

         Our charter permits us to issue up to 40,000,000 shares of preferred stock with terms which may be set by our board of directors or a committee of the board. That preferred stock could have terms that could delay, deter or prevent a tender offer or takeover attempt of Honeywell.

         Under Delaware law, an acquirer of 15% or more of our shares of voting stock must wait three years before a business combination with us unless one of the following exceptions is available:

o approval by our board of directors prior to the time the acquirer became a 15% shareowner of Honeywell;

o acquisition of at least 85% of Honeywell's voting stock in the transaction in which the acquirer became a 15% shareowner of Honeywell; or

o approval of the business combination by our board of directors and two-thirds of our disinterested shareowners.

                                 LEGAL OPINIONS

         The validity of the shares offered hereby will be passed upon for us by Gail E. Lehman, Assistant General Counsel, Securities and Finance, of Honeywell. As of October 31, 2002, Ms. Lehman beneficially owned 1,984.19 shares of Honeywell common stock, and had 22,460 options to acquire additional shares of Honeywell common stock granted under option plans of Honeywell.

                                     EXPERTS

         The consolidated financial statements of Honeywell incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             INDEPENDENT ACCOUNTANTS

         With respect to the unaudited financial information of Honeywell International Inc. for the three-month periods ended March 31, 2002 and 2001, the three and six-month periods ended June 30, 2002 and 2001, and the three and nine-month periods ended September 30, 2002 and 2001, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated
May 7, 2002, August 7, 2002, and November 13, 2002, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports with respect to such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission Registration Fee...........................  $100,188.00
Printing......................................................................    20,000.00*
Legal Fees and Expenses.......................................................    30,000.00*
Accountants' Fees and Expenses................................................    10,000.00*
Trustees' Fees and Expenses...................................................    15,000.00*
Rating Agency Fees............................................................    90,000.00*
Miscellaneous Expenses........................................................     5,000.00*

         Total ...............................................................  $270,188.00*

----------------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (DGCL) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duly of loyalty to the corporation or its shareowners, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Under Article ELEVENTH of Honeywell's Restated Certificate of Incorporation, each person who is or was a director or officer of Honeywell, and each director or officer of Honeywell who serves or served any other enterprise or organization at the request of Honeywell, shall be indemnified by Honeywell to the full extent permitted by the DGCL. Under the DGCL, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of Honeywell, or serves or served any other enterprise or organization at the request of Honeywell, such person shall be indemnified against expenses

(including attorneys' fees) actually and reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of Honeywell, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell except that if such a person is adjudged to be liable in such suit to Honeywell, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses. In addition, Honeywell maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

ITEM 16. EXHIBITS.

Exhibit No.                         Description
3.1             Honeywell's Restated Certificate of Incorporation
                (incorporated by reference to Exhibit 3(i) to our
                Form 8-K filed December 3, 1999).

3.2 Honeywell's By-laws, as amended (incorporated by reference to Exhibit 3 (ii) to our Form 10-Q for the quarter ended September 30, 2001).

5.1 Opinion of Gail E. Lehman, Esq., with respect to the validity of the common stock being registered hereby
                (filed herewith).

15 Independent Accountants Acknowledgement Letter as to the incorporation of their reports relating to unaudited interim financial information (filed herewith).

23.1            Consent of PricewaterhouseCoopers LLP (filed herewith).

24              Powers of Attorney (filed herewith).


ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 25th day of November, 2002.


                                            HONEYWELL INTERNATIONAL INC.


                                            By: /s/ Richard F. Wallman
                                                ----------------------
                                                  Richard F. Wallman
                                                  Senior Vice President and
                                                  Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                    Title                        Date
-----                                   -----                        ----
          *                    Chairman of the Board and
---------------------------    Chief Executive Officer
     David M. Cote

          *                    Director
---------------------------
     Hans W. Becherer

          *                    Director
---------------------------
     Gordon M. Bethune

          *                    Director
---------------------------
     Marshall N. Carter

          *                    Director
---------------------------
     Jaime Chico Pardo

          *                    Director
---------------------------
     Ann M. Fudge

          *                    Director
---------------------------
     James J. Howard

          *                    Director
---------------------------
     Bruce Karatz

          *                    Director
---------------------------
     Robert P. Luciano


          *                    Director
---------------------------
     Russell E. Palmer

          *                    Director
---------------------------
     Ivan G. Seidenberg

          *                    Director
---------------------------
     John R. Stafford

          *                    Director
---------------------------
     Michael W. Wright


/s/ Richard F. Wallman        Senior Vice President and        November 25, 2002
---------------------------   Chief Financial Officer
    Richard F. Wallman        (Principal Financial Officer)


/s/  John J. Tus              Vice President and Controller    November 25, 2002
---------------------------   (Chief Accounting Officer)
     John J. Tus


By: /s/Peter M. Kreindler                                      November 25, 2002
    -----------------------
       Peter M. Kreindler,
       Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.                         Description
-----------                         -----------
3.1                 Honeywell's Restated Certificate of Incorporation
                    incorporated by reference to Exhibit 3(i)
                    to our Form 8-K filed December 3, 1999).

3.2 Honeywell's By-laws, as amended (incorporate by reference to Exhibit 3 (ii) to our Form 10-Q for the quarter ended September 30, 2001).

5.1 Opinion of Gail E. Lehman, Esq., with respect to the validity of the common stock being registered hereby
                    (filed herewith).

15 Independent Accountants Acknowledgement Letter as to the incorporation of their reports relating to unaudited interim financial information (filed herewith).

23.1                Consent of PricewaterhouseCoopers LLP (filed herewith).

24                  Powers of Attorney (filed herewith).